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Exhibit 32

        The undersigned officers of Celldex Therapeutics, Inc. (the "Company") hereby certify to our knowledge that the Company's annual report on Form 10-K to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 2, 2009	By:	/s/ ANTHONY S. MARUCCI
		Name:	Anthony S. Marucci
		Title:	President and Chief Executive Officer
Date: March 2, 2009	By:	/s/ AVERY W. CATLIN
		Name:	Avery W. Catlin
		Title:	Senior Vice President and Chief Financial Officer

        This certification shall be not be deemed "filed" for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

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  Exhibit 32